                                                                    EXHIBIT 10.6



                                    EXECUTIVE
                              EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") made as of the 1st day of March, 1994, between RailAmerica, Inc., a Delaware corporation (the "Company"), having an office at 301 Yamato Road, Suite 2222, Boca Raton, Florida 33431, and Gary O. Marino ("Executive").

         WHEREAS, the Company believes it is in the best interests of the Company and its subsidiaries and affiliates (collectively, the "Consolidated Group") to employ Executive, and Executive desires to be employed by the Company; and

         WHEREAS, the Board of Directors of the Company has approved of the terms of this Agreement as of the date set forth above; and

         WHEREAS, the Company and Executive desire to set forth the terms and conditions on which Executive shall be employed by the Company and provide his services to the Consolidated Group.

         NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Employment. The Company hereby employs Executive, and Executive hereby accepts such employment, all upon the terms and conditions hereinafter set forth.

         2. Term. Unless sooner terminated pursuant to the provisions of this Agreement, the initial term of employment under this Agreement shall be for a period commencing as of March 1, 1994 and ending February 28, 1998 (the "Employment Period"). The Employment Period shall be extended automatically for one (1) year periods after the initial term under this Agreement and the end of each one-year period thereafter, so that there shall be successive one-year terms of employment under this Agreement commencing on March 1, 1998, unless the Company or Executive gives written notice of non-extension to the other party not less than one hundred eighty (180) days prior to the end of the Employment Period. References herein to the "Employment Period" shall refer to both such initial term and each such successive term.

         3. Base Salary. Executive shall be entitled to receive a base salary from the Company during the Employment Period (the "Base Salary") at the rate of One Hundred Fifty Thousand Dollars ($150,000.00) per annum from March 1, 1994 through August 31, 1994; One Hundred Seventy-Five Thousand Dollars ($175,000.00) per annum from September 1, 1994 through December 31, 1994; and Two Hundred Thousand Dollars ($200,000.00) per annum from January 1, 1995 through December 31, 1995. The Base Salary shall be payable in accordance with the current normal payroll policies of the Company, which policies may be changed by the Company from time to time in its sole discretion, and shall be subject to all appropriate withholding taxes. Effective each January 1 during the Employment Period, commencing with January 1, 1996, the Base Salary shall be increased by such percentage as corresponds to any annual percentage increase in the consumer price index reported in "U.S. City Average: All items," under the table entitled "Consumer Price Index for All Urban Consumers' (1967 equals 100), as published by the U.S. Department of Labor, Bureau of Labor Statistics (the "Index"), calculated by multiplying the Base Salary for the immediately preceding year by a fraction, the numerator of which is the Index number for October 1 of the next preceding year. In addition to any annual increases in the Base Salary as a result of changes in the Index, the Base Salary shall be subject to annual reviews and upward adjustments, effective each January 1 during the Employment Period, commencing with January 1, 1996, in the sole discretion of a majority of the members of the Company's Board of Directors, other than Executive (the "Board"), based upon the recommendation of the Audit and Compensation Committee of the Board (the "Committee"), with Executive recusing himself from any discussion and vote by the Committee on the matter if he is, at the time, a member of the Committee (the action of a


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majority of such Board members based upon such recommendation of the Committee shall hereinafter be referred to as action by the "Disinterested Members"). The Disinterested Members shall meet and determine the upward adjustment, if any, to the Base Salary no later than the December 15 immediately preceding each January 1 during the Employment Period. An adjustment to the Base Salary shall not be deemed a modification, amendment or waiver of this Agreement except as the term "Base Salary" is used in this Agreement; all other provisions of this Agreement shall, in that case, remain in full force and effect.

         4.       General Bonuses.

                  (a) Executive shall participate, with respect to each full fiscal year during the Employment Period, beginning with the fiscal year ending December 31, 1995, in the Company's Corporate Senior Executive Bonus Plan, which shall remain in effect during the entire Employment Period, subject to such amendments, modifications, supplements or other changes as shall be determined at any time, or from time to time, by the Disinterested Members.

                  (b) Executive shall, in the sole discretion of the Disinterested Members, be eligible to receive a bonus for his contribution to the Consolidated Group for the fiscal year ending December 31, 1994, and the Disinterested Members shall determine such bonus by June 7, 1995 and pay such bonus by June 30, 1995.

         5. Signing Bonus. As an additional inducement to Executive to enter into this Agreement, the Company shall, upon execution of this Agreement, issue or causes to be issued to Executive fifty thousand (50,000) shares of common stock of the Company, $.01 par value per share ("Common Stock"), free of any conditions of forfeiture or restrictions on transfer other than those required by federal or state securities laws. Executive agrees to execute such documentation and make such representations and acknowledgments as may be reasonably necessary to permit the issuance of the shares of Common Stock in compliance with federal and state securities laws.

         6. Option Grants. The Company hereby confirms, as of November 11, 1994, the grant to Executive of options to purchase three hundred fifty thousand (350,000) shares of Common Stock with the following terms:

                Amount           Date First Exercisable       Exercise Price Per Share
                ------           ----------------------       ------------------------
                87,500              November 11, 1994                  $3.10
                87,500                March 1, 1995                    $3.40
                87,500                March 1, 1996                    $3.75
                87,500                March 1, 1997                    $4.15

         The options shall have a term of ten (10) years and such additional terms and conditions as set forth in an option agreement between the Company and Executive in the form attached hereto as Exhibit "A" (the "Stock Option Agreement").

         7. Other Bonus or Incentive Payments. Executive shall, at all times during the Employment Period, be eligible to receive, in addition to the Base Salary, bonuses and other benefits provided for hereunder, additional bonuses, stock options or grants, stock appreciation rights or other incentive payments to be determined as to the amount and time of payment by the Disinterested Members upon consideration of the performance of the Consolidated Group and Executive's contribution to such performance.

         8.       Benefits.

                  (a) Vacation. For each twelve-month period from January 1 to December 31 during the Employment Period, Executive shall be entitled to four
(4) weeks of vacation without loss of compensation or other benefits to which he is entitled under this Agreement, to be take at such times as Executive may select and the affairs of the Consolidated Group may permit.


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                  (b)      Executive Benefit Programs. Without limiting the
compensation or other benefits to which Executive may be entitled pursuant to any other provision of this Agreement, during the Employment Period Executive shall be entitled to participate in any pension, retirement, insurance or other employee benefit plan that is maintained at that time by the Company for its employees generally, including, without limitation, programs of life, disability, basic medical and dental and supplemental medical and dental insurance. Executive shall be entitled to the benefits under this Section on terms as favorable as those granted to other employees of the Consolidated Group. Notwithstanding the foregoing, during the Employment Period Executive shall at all times be entitled to the following minimum benefits:

                           (i)      Medical and dental insurance for himself and
his family, including supplemental coverage for any co-payments and deductibles; provided, however, that the annual premiums, fees and other costs paid by the Company for such insurance for Executive and his family shall not exceed Ten Thousand Dollars ($10,000.00);

                           (ii)     Long-term disability insurance for himself;
provide, however, that the annual premiums, fees and other costs paid by the Company for such insurance for Executive shall not exceed Seven Thousand Dollars ($7,000.00) at a Base Salary of Two Hundred Thousand Dollars ($200,000.00) per annum, plus such additional proportional amount, if any, as may be necessary to ensure that the benefits provided by Executive's long-term disability insurance increase proportionally as the Base Salary increases above Two Hundred Thousand Dollars ($200,000.00), it being the intent of the parties that Executive's long-term disability benefits approximate sixty-seven percent (67%) of the then-current Base Salary at all times during the Employment period if such long-term disability insurance in such amount is then reasonably available for an annual premium fees and other costs paid by the Company not to exceed Seven Thousand Dollars ($7,000.00) plus such additional proportional amount;

                           (iii)    Term Life insurance on the life of Executive
in the benefit amount of One million Dollars ($1,000,000.00), with the beneficiaries thereof designated by Executive;

                           (iv)     Directors' and Officers' Liability
Insurance, if reasonably available, provided that the terms and amounts of such insurance shall be subject to approval by the Board;

                           (v)      Indemnification by the Company to the
fullest extent permitted by law;

                           (vi)     Advancement or reimbursement of funds for
all reasonable travel, entertainment and miscellaneous expenses incurred by Executive in connection with the performance of his duties under this Agreement; provided, however, that Executive properly accounts for such expenses to the Company in accordance with the Company's practices.

                           (vii)    An automobile allowance of Six Hundred
Dollars ($600.00) per month through December 31, 1994; commencing January 1, 1995, the automobile allowance shall be increased, effective each January 1, by such percentage as corresponds to any percentage increase in the Index, as calculated in accordance with the procedures set forth in Section 3;

                           (viii)   An annual payment to be made by the Company
to or on behalf of Executive each January 1 during the Employment Period, commencing with January 1, 1995, in an amount equal to ten percent (10%) of the then-current Base Salary, for purposes of funding an individual deferred compensation, salary continuation, annuity or other retirement arrangement for Executive in lieu of a group plan or plans adopted by the Board providing retirement benefits for the Company's employees generally, including Executive comparable to those provided by other similarly-sized publicly-traded companies; and

                           (ix)     Within thirty (30) days after executive of
this Agreement, payment on behalf of or reimbursement to Executive for legal fees and expenses incurred by him in connection with the negotiation and execution of this Agreement and the Stock Option Agreement; provided, however, that the amount paid by the Company for such payment or reimbursement shall not exceed Twelve Thousand Dollars ($12,000.00).


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         9.       Duties.  During the Employment Period:

                  (a) Executive agrees to serve as Chief Executive Officer of the Company, and to serve in such other positions with the Company and the other members of the Consolidated Group with such other titles as the Board may from time to time determine. Executive shall exercise such powers and comply with and perform such directions and duties in relation to the business and affairs of the Consolidated Group as may from time to time be vested in or requested by the Board and shall use his best efforts to improve and extend the businesses of the Consolidated Group. Executive shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Board.

                  (b) Executive shall devote all of his business and professional time, energy and skill to the service of the Consolidated Group and the promotion of its interests and shall use his best efforts in the performance of his duties hereunder. Subject to the restrictions of Section 14, Executive may, however, devote an appropriate amount of time to directorships in other profit and non-profit corporations, participation in professional organizations, management of purely passive personal and family investments (including, without limitation, in the capacity of a trustee, executor or guardian for family members) and participation in community, civic and charitable activities; provided, however, that these matters and the amount of time devoted to them shall not conflict with or impair Executive's performance of his duties to the Consolidated Group and shall not in the aggregate, on average, involve more than five (5) hours of Executive's time per week. Executive agrees to abide by all By-laws, rules and regulations established from time to time by the Company, a majority of its shareholders and/or the Board; and all commissions, fees or other income earned and received by Executive, in furtherance of the business of the Consolidated Group, from any person other than the Company shall be accepted by Executive for the amount of the Company.

         10. Confidentiality. In the course of Executive's relationship with the Consolidated Group, some or all of the members of the Consolidated Group have disclosed or made known, or may disclose or make known, to Executive, and Executive has been or may be given access to or may become acquainted with, certain information, trade secrets or both, relating to or useful in one or more of the businesses of the Consolidated Group (collectively "Information"), and which the Company considers proprietary and desires to maintain confidential.

         As a material inducement to the Company to enter into this Agreement, Executive covenants and agrees that, during the Employment Period and at all times thereafter, Executive shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or entity, except to or for the benefit of the Consolidated Group or as directed by the Board, any of the Information which he may have acquired in the course of or as an incident to his relationship with any member of the Consolidated Group, including, without limitation, pursuant to his employment hereunder, the parties agreeing that such Information affects the successful and effective conduct of the businesses of the Consolidated Group and its goodwill, and that any breach of the terms of this Section is a material breach of this Agreement. All equipment, documents, memoranda, reports, records, computer software, disks, tapes, other means of electronic data storage, files, materials, samples, books, correspondence, lists, other written and graphic records and the like (collectively, the "Materials"), affecting or relating to one or more of the businesses of the Consolidated Group, which Executive shall prepare, use, construct, observe, possess or control shall be and remain the sole property of the Consolidated Group and/or in its exclusive custody and control, and must not be removed from the premises of a member of the Consolidated Group or given to any person or entity except for the benefit of the Consolidated Group or as directed by the Board. Promptly upon termination of the Employment Period for any reason, the Materials, Information and all copies thereof in the custody or control of Executive shall be delivered promptly to the Company.

         11.      Change in Control.

                  (a) For the purposes of this Agreement, a "Change in Control" shall be deemed to have taken place if: (i) any person, including a "group" as defined in either Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of the Company securities, after the ate of this Agreement, having twenty-five percent (25%) or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities specifically approved by Executive and specifically excluded from the provisions of this Section 11 by subsequent written agreement or Executive); or (ii) the persons who were directors of the


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Company before the occurrence of any of the following transactions shall cease to constitute a majority of the Board of Directors of the Company, or the board of directors of any successor to the Company, as the direct or indirect result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions.

                  (b) The Company and Executive hereby agree that, if after a Change in Control occurs (the "Change in Control Date") during the Employment Period, Executive is requested and, in his sole and absolute discretion, consents to change his principal business location, the Company shall reimburse Executive for his relocation expenses, and those of his family, including, without limitation, moving expenses, temporary living and travel expenses for a time while arranging to move his residence to the changed location and closing costs, if any, associated with the sale of his then-existing residence and the purchase of a replacement residence at the changed location, plus an additional amount representing a gross-up of any state or federal taxes payable by the Executive as a result of any such reimbursements. If in such a case Executive shall not consent to change his business location, Executive may continue to perform the duties required of him hereunder in Boca Raton, Florida, and the Company shall continue to maintain an office for Executive at that location commensurate with the Company's office prior to the Change in Control Date.

                  (c) During the remaining Employment Period after the Change in Control Date, the Company shall: (i) continue to honor the terms of this Agreement, including, without limitations, as to Base Salary and bonus compensation; and (ii) continue employee benefit programs as to Executive no less favorable than those in effect on the Change in Control Date (but subject to such reductions as may be required to maintain such plans in compliance with applicable federal law and regulation of employee benefit programs).

         12.      Termination of  Employment Period.

                  (a) Termination for Judicially-Determined Cause. The Board may terminate the Employment Period pursuant to the terms of this Section 12(a) for cause at the time by giving written notice to Executive. Such termination shall become effective upon the giving of such notice, except that termination based upon Section 12(a)(iv) below shall not become effective unless Executive shall fail to correct such breach within thirty (30) days after receipt of written notice thereof as provided in the preceding sentence. Upon any such termination for cause, Executive shall have no right tot he Base Salary, bonuses or other payments under Sections 3, 4 and 7, or to participate in any employee benefit programs under Section 8, as of the effective date of termination. For purposes of this Section 12(a), "cause" shall mean: (i) Executive is convicted of a felony; (ii) a judicial determination is made that Executive, in carrying out his duties hereunder, has exhibited willful gross negligence or willful gross misconduct resulting, in either case, in material harm to any member of the Consolidated Group; (iii) Executive is convicted of otherwise defrauding the Consolidated Group; or (iv) a judicial determination is made that Executive has materially breached any provision of Section 9, 10 of 14 resulting in material harm to any member of the Consolidate Group.

                  (b)      Other "For Cause" Termination.

                           (i)      The Board may terminate the Employment
Period pursuant to the terms of this Section 12(b) for cause if, as a result of Executive's willful personal dishonesty, gross misconduct, breach of fiduciary duty involving personal profit, gross negligence or failure to perform this duties as set forth in Section 9, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of this Agreement, there is material harm to any member of the Consolidated Group. For purposes of this Section 12(b), no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Consolidated Group; provided, however, that any act or omission to act on Executive's part in reliance upon an opinion of counsel to the Company or at the direction of the Board shall not be deemed to be willful. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for cause under this
Section 12(b) unless and until there shall have been delivered to him a copy of a certification by the Board finding, after reasonable notice to Executive and an opportunity for him, together with his counsel, to be heard by the Board, that, in the good faith opinion of the Board, Executive was guilty of conduct which is deemed to be cause within the meaning of this Section 12(b)(i) and specifying the particulars thereof in detail. In the event that the Board delivers such a certification of termination to Executive under Section 12(b)(i), and Executive does not elect to challenge


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such termination in accordance with Section 12(b)(ii), the Employment Period shall terminate twenty-one (21) days after Executive receives such certification.

                           (ii)     Executive may elect to challenge any
termination for cause by the Company of the Employment Period under Section 12(b)(i) by providing written notice of such election to the Company within twenty-one (21) days after Executive receives the certification of termination. Any such challenge shall be first determined by arbitration to be conducted in Palm Beach County, Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator(s) (the "Arbitration Decision") may be appealed by Executive as set forth below. In the event Executive challenges his termination for cause, pending the Arbitration Decision Executive shall continue to be paid the Base Salary under Section 3 and continue to participate in any employee benefit programs under Section 8 that were being paid or provided immediately prior to the Board's certification of termination, but Executive shall not be required to perform any duties pursuant to Section 9 or to otherwise report for work to the Company. If the Arbitration Decision determines that Executive was properly terminated for cause, Executive shall, subject to his rights upon a successful judicial appeal of the Arbitration Decision as set forth below, have no further rights from the date of such Arbitration Decision to Base Salary or to participate in any employee benefit programs, and the Employment Period shall be considered to have terminated for purposes of the non-compete and non-solicit provisions of Section 14 as of the date of the Arbitration Decision. If the Arbitration Decision determines that Executive was properly terminated for cause, and Executive does not appeal the Arbitration Decision to a court having jurisdiction thereof within thirty (30) days after the date of the Arbitration Decision, then the Arbitration Decision shall be considered final and binding on the parties. If
(A) the Arbitration Decision determines that Executive was improperly terminated for cause, or (B) the Arbitration Decision determines that Executive was properly terminated for cause, Executive appeals the Arbitration Decision to a court having jurisdiction thereof within the thirty-day period and Executive successfully demonstrates to the court or to the final reviewing court on further appeal that he was improperly terminated for cause, then in either such case the Employment Period shall be deemed to have been terminated without cause under Section 12(e)(i) as of the date on which Executive received the certification of termination, and Executive shall be entitled to the remedies provided pursuant to that Section and shall not thereafter be subject to the non-compete and non-solicit provisions of Section 14.

                  (c) Death or Disability. The Employment Period shall terminate upon the death or disability of Executive. For purposes of this
Section 12(c), "disability" shall mean that, for a period of six (6) months in any twelve-month period, Executive is incapable of substantially fulfilling the duties set forth in Section 9 because of physical, mental or emotional incapacity re-resulting from injury, sickness or disease as determined by an independent physician mutually acceptable to the Board and Executive. Upon any such termination for death or disability, the Company shall pay Executive or his legal representative, as the case may be, the Base Salary under Section 3 through the date of such termination of the Employment Period, plus any bonus earned but not yet paid under the Corporate Senior Executive Bonus Plan, any other bonus or incentive payments earned but not yet paid under any other bonus or incentive plan under Section 7 and any benefits under Section 8 which have accrued through such date. In addition, in the case of termination for disability, the Company shall continue to pay Executive or his legal representative, as the case may be, the Base Salary under Section 3 until Executive begins to receive payments under the long-term disability policy paid for by the Company pursuant to Section 8(b)(ii); provided, however, that, in no event, shall the Company continue to pay the Base Salary for more than ninety
(90) days after the date of such termination for disability. Lastly, for a period of eighteen (18) months after the date of termination for death or disability, the Company shall continue to provide medical and dental insurance coverage to Executive and his family in the form or forms provided under Section 8(b) immediately prior to the date of such termination.

                  (d) Voluntary Termination. Executive may, on not less than one hundred eighty (180) prior written notice to the Company specifically setting forth the effective date thereof, terminate the Employment Period prior to the end of the initial term or any successive term of the Employment Period under Section 2. Upon any such termination, the Company shall pay Executive the Base Salary under Section 3 Through the effective date of such termination of the Employment Period, plus any bonus earned but not yet paid under the Corporate Senior Executive Bonus Plan, any other bonus or incentive payments earned but not yet paid under any other bonus or incentive plan under Section 7 and any benefits under Section 8 which have accrued through such date.


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

                  (e)      Termination Without Cause.

                           (i)      Prior to a Change in Control, if the
Employment Period is terminated by the Company other than pursuant to Section 12(a), 12(b) or 12(c), the Company shall be in breach of this Agreement, and, in lieu of any other damages or recoveries, the Executive shall be entitled to continue to receive the Base Salary under Section 3 and benefits under Section 8 for the remainder of the then-current initial or successive term of the Employment Period, as the case may be, payable in accordance with the normal payroll and benefit program policies of the Company. In addition, Executive shall be deemed to have been employed by the Company at all times during such term of the Employment Period for purposes of determining his entitlement to a bonus under the Corporate Senior Executive Bonus Plan, for purposes of determining his entitlement to any other bonus or incentive payments under
Section 7 and for purposes of his options under Section 6, and all such options shall be immediately exercisable as of the Company's termination of the Employment Period. Notwithstanding the foregoing, in the event that such Company termination occurs within less than one-hundred eighty (180) days before the expiration of the then-current initial or successive term of the Employment Period, the references to the then-current initial or successive term of the Employment Period in the first two sentences of this Section 12(e)(I) shall be read as referring also to the next-succeeding successive term of the Employment Period following such termination.

                           (ii)     Subsequent to a Change in Control, if (A)
the Employment Period is terminated by the Company other than pursuant to
Section 12(a), 12(b) or 12(c), or (B) there shall have occurred material reduction in Executive's compensation or employment-related benefits, a change in Executive's compensation or employment-related benefits, a change in Executive's status as Chief Executive Officer of the Company, working conditions or management responsibilities or a material change in the business objectives or investment policies of the Company, and Executive voluntarily elects to immediately terminate the Employment Period by giving notice of termination within sixty (60) days after any such occurrence, or the last in a series of such occurrences, then in either such case Executive shall be entitled to receive, in lieu of the Base Salary, bonuses and other payments and benefits under this Agreement, and subject to the provisions of subparagraph (y) below, a lump-sum payment in cash equal to one hundred fifty percent (150%) of Executive's "base period income" as determined under subparagraph (x) below. Such amount shall be paid to Executive within fifteen (15) days after the date of termination of the Employment Period, and all options under Section 6 shall be immediately exercisable as of such termination.

                           (iii)    Executive's "base period income" shall be
the Base Salary paid, bonuses paid or payable and any other compensation paid to him with respect to the last full fiscal year preceding the date of termination.

                           (iv)     Any amounts payable to Executive upon or as
a result of a Change in Control that would be considered an "excess parachute payment" under Internal Revenue Code ss.280G, and regulations thereunder, shall be reduced to the extent necessary so that such amounts do not exceed two hundred ninety-nine percent (299%) of Executive's "base amount" (as computed in accordance with Internal Revenue Code provisions and regulations) for determining whether Executive has received an "excess parachute payment."

         13. Termination of Executive Services Agreement. Upon the execution of this Agreement, Executive hereby waives all rights, if any, that he may have had under that certain Executive Services Agreement, dated as of March 20, 1992 and effective as of April 7, 1992, between Huron Transportation Group, Inc. and its shareholders or their assigns.

         14.      Non-Competition and Non-Solicitation.

                  (a) General. Executive acknowledges that he has performed services or will perform services hereunder, and will acquire Information and access to Materials, that will directly affect the businesses of the Consolidate Group. Accordingly, the parties deem it necessary to provide protective non-competition and non-solicitation provisions in this Agreement.

                  (b) Non-Compete and Non-Solicit. Executive agrees with the Company that, during the term set forth in Section 14(c), without the prior written consent of the Board:


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                           (i)      Executive shall not, directly or indirectly,
perform any services or duties in any capacity, whether as a consultant, independent contractor agent, director, officer, manager, supervisor or employee, for any person or entity engaged in any business in the United States that was engaged in by any member of the Consolidate Group at any time during the Employment Period; provided, however, that, for purposes of this Section 14(b)(i), (A) in no event shall a purely passive personal or family investment of less than five percent (5%) of the equity of any entity, without more, be construed as the performance of duties or services for such entity; (B) a business which is first engaged in by the Consolidated Group after the execution of this Agreement shall be considered to be a business that was engaged in during the Employment Period by the Consolidated Group only if and to the extent that Executive agrees in writing at the time of the Consolidated Group's commencement or acquisition of such business that it will be so considered; and
(C) after the termination of the Employment Period, Executive may become involved with (x) a short-line freight railroad, if such railroad does not operate track within fifty (50) miles of track operated by any member of the Consolidated Group, and (y) a motor freight carrier business, if such business does not have an office or terminal within two hundred (200) miles of any motor freight carrier office or terminal operated by any member of the Consolidated Group; and

                           (ii)     Executive shall not employ or attempt to
employ or assist in employing, any employees of any member of the Consolidated Group (whether or not such employment is full-time or part-time or pursuant to a written contract), other than his personal secretary, for the purpose of having such employee perform services for another person or entity within the United States.

                  (c) Term. The covenants of Executive set forth in Section 14(b) shall apply at all times (i) during the Employment Period, including any period for which Executive is receiving the Base Salary and benefits pending an Arbitration Decision pursuant in Section 12(b), and (ii), in the event of termination of the Employment Period pursuant to Section 12(a), 12(b) or 12(d), or an election by Executive not to extend the Employment period pursuant to
Section 2, for a period to twelve (12) months after termination of the Employment Period.

         15. Injunctive Relief. The covenants of Executive set forth in Sections 10 and 14 are separate and independent covenants, for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are hereby acknowledged by Executive, and which have been made by Executive to induce the Company to enter into this Agreement. Each of the aforesaid covenants may be availed of, or relied upon, by the Company in any court of competent jurisdiction, and each shall form the basis of injunctive relief and damages, including expenses of litigation (including, without limitation, reasonable attorneys' fees upon trial and appeal), suffered by the Company arising out of any breach of any of the aforesaid covenants by Executive. The covenants of Executive set forth in Sections 10 and 14 are cumulative to each other and to all other covenants of Executive in favor of the Company contained in this Agreement. Should any covenant, term or condition in Section 10 or 14 become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties request that such court judicially modify such unenforceable provision consistent with the intent of Section 10 and 14 so that it shall be enforceable as modified.

         16. Entire Agreement. This Agreement, the Stock Option Agreement and the other documents, plans and instruments contemplated herein represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all other negotiations, understandings and representations, if any, made by and between such parties.

         17. Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

         18. Assignments. Executive shall not assign his rights and/or obligations hereunder. The Company may assign its rights and/or obligations hereunder to any person or entity which purchases all or substantially all of the assets of the Consolidated Group, subject to Executive's termination rights under Section 12(e)(ii).

         19. Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

         20. Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to Executive:                             With a copy to:


Gary O. Marino                               Naason, Gildan, Yeager, Gerson & White, P.A.
3735 Devon Court South                       United National Bank Tower
Boca Raton, Florida 33496                    1645 Palm Beach Lakes Boulevard
                                             Suite 1200
                                             West Palm Beach, Florida 33401
                                             Attention: Domenick R. Licoce, Esq.
         And
301 Yamato Road
Suite 222
Boca Raton, Florida 33431

If to the Company:                           With a copy to:


RailAmerica, Inc.                            Gunster, Yoakley, Valdes-Fauli &
301 Yamato Road                                Stewart, P.A.
Suite 222                                    Phillips Point, Suite 500 East
Boca Raton, Florida 33431                    777 South Flagler Drive
Attention: Chairman,                         West Palm Beach, Florida 33401
Audit and Compensation Committee             Attention: Jeffrey A. Stoops, Esq.


         Or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered on the date delivered if by personal delivery, or on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         21. Waivers. The failure or delay of any party at any time to require performance by the other party of any provision of this Agreement shall not affect the right of such party to require performance of that provisions or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         22. Jurisdiction and Venue. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the court of the United States, Southern District of Florida;
(b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it or he may have to the laying of venue of any suit, action or proceeding in any of such courts; and (d) agrees that service of any court papers may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in such courts.

         23. Enforcement Costs. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the ultimately successful or prevailing party shall be entitled to recover reasonable attorneys' fees, costs and other expenses, even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action, arbitration or other proceeding, in addition to any other relief to which such party may be entitled.

         24. Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, whether by statute, rule or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         25. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


/s/ Donald D. Redfearn                RAILAMERICA, INC.
-------------------------
Donald D. Redfearn
Secretary
                                      By: /s/ Charles Swinburn
                                          -------------------------------------
                                          Charles Swinburn, Chairman Audit and
                                          Compensation Committee


                                      /s/ Gary O. Marino
                                      -----------------------------------------
/s/ Mary Shulman                      Gary O. Marino
-------------------------
Witness


/s/ Dorothy Singer
-------------------------
Witness

                                    EXHIBIT A

                                RAILAMERICA, INC.

                             STOCK OPTION AGREEMENT



         STOCK OPTION AGREEMENT (the "Agreement"), made as of the 11th day of November, 1994, between RailAmerica, Inc., a Delaware corporation (the "Company"), and Gary O. Marino (the "Optionee").

         WHEREAS, the Company has retained the Optionee to render certain services to the Consolidated Group pursuant to the terms of that certain Executive Employment Agreement, dated as of March 1, 1994, between the Company and. the Optionee (the "Employment Agreement"); and

         WHEREAS, pursuant to the terms of the Employment Agreement, the Company and the Optionee have provided for the grant to the Optionee of certain options to purchase shares of the Common Stock, all as more particularly set forth herein (the "Options");

         NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Options Subject to Employment Agreement. The Options are being granted pursuant to the Employment Agreement, to which this Agreement is attached as Exhibit A, and are subject to all of the terms and conditions of the Employment Agreement. Capitalized terms used in this Agreement but not defined herein are used as defined in the Employment Agreement, except that, for purposes of this Agreement, Common Stock shall include such other securities, cash or other property into which shares of Common Stock or such other securities, cash or other property may be adjusted pursuant to the provisions of
Section 9.

         2. Grant of Options conditions set forth in this Agreement, the Company hereby grants to the Optionee Options to purchase three hundred fifty thousand (350,000) shares of Common Stock. Subject to the provisions of Sections 9 and 10, of the total Options granted to the Optionee, Options to purchase eighty-seven thousand five hundred (87,500) shares of Common Stock shall: be immediately exercisable at an exercise price of $3.10 per share; Options to purchase eighty-seven thousand five hundred (87,500) shares of Common Stock shall became exercisable on March 1, 1995 at an exercise price of $3.40 per share; Options to purchase eighty-seven thousand five hundred (87,500) shares of Common Stock shall become exercisable on March 1, 1996 at an exercise price of $3.75 per share; and the remaining Options to purchase eighty-seven thousand five hundred (87,500) shares of Common Stock shall become exercisable on March 1, 1997 at exercise price of $4.15 per share. Subject to earlier termination as provided in Sections 9 and 10, the term of each Option shall be the period commencing on the date of this Agreement and ending on the tenth (10th) anniversary of this Agreement; the Options shall be of no further force and effect and shall not be exercisable to any extent after such term expires.

         3. Grant as Non-Qualified Stock Options. The Options are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 198G. as amended. The Options are in addition to any other options heretofore or hereafter granted to the Optionee by the Company.

         4. Non-Transferability. Except as provided below, the Options shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee. Notwithstanding the foregoing, the Options shall be assignable and transferable by the Optionee to family members, and to partnerships, trusts and other entities for the exclusive benefit of family members, for estate planning purposes if and to the extent such assignments or transfers are then permitted by Securities and Exchange Commission ("SEC") Rule l6b-3 and Form S-8.

         5. Partial Exercise. Exercise of the Options may be made in part at any time and from time to time within the limits set forth in Section 2 above, except that the Options may not be exercised for a fraction of a share.

         6. Registration of Option Exercise: Purchase for Investment, The Company shall use its best efforts to file a registration statement on SEC Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), relating to the exercise of the Options and to keep such registration statement effective and current at all times during which any of the Options is exercisable. If for any reason the registration statement is not effective and current when the Optionee elects to exercise any Options, the Optionee agrees (1) that his purchase of shares of Common Stock upon such exercise will not be made with a view toward their distribution, as defined in the 1933 Act; (ii) that such shares of Common Stock may not be transferred or hypothecated unless, in the opinion of counsel to the Company, such transfer or hypothecation would be in compliance with the registration provisions of the 1933 Act and relevant state securities laws, or pursuant to exemptions therefrom; and (iii) to sign a certificate to such effect at the time of exercising the Options and that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the 1933 Act and relevant state securities laws.

         7. Method of Exercising Options. Subject to the terms and conditions of this Agreement, the Options may be exercised by written notice to the Company, at the principal executive office of the Company. Such notice shall state the election to exercise the Options and the number of shares in respect of which they are being exercised and shall be signed by the Optionee. Such notice shall be accompanied by the payment of the full purchase price for such shares, which shall be payable (i) in cash; (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price; (iii) by delivery to the Company of shares of Common Stock having a fair market value (as defined in Section 9.B) equal to such purchase price, provided that such shares have been owned by the Optionee for at least six (6) months or such other period as the company may determine is necessary to avoid adverse accounting treatment by the Company; (iv) in the event that the exercise of the Options is covered by an effective registration statement, by the delivery from a broker to the Company of an amount of loan proceeds necessary to pay such purchase price, pursuant to the Optionee's instructions to the broker to sell some or all of the shares of Common Stock to be issued upon exercise of the Options and to repay the loan from the proceeds of the sale, to deliver the remaining cash proceeds, less commissions, brokerage fees and interest charges, to the Optionee and to deliver any remaining shares to the Optionee; or (v) by any combination of the methods of payment described in (i) through (iv) above. The Company shall deliver a certificate or certificates representing the shares purchased as soon as practicable after the notice and payment shall be received. The certificate or certificates for the shares purchased shall, except as otherwise instructed in the case of an exercise pursuant to (iv) above, all be registered in the name of the Optionee arid shall be delivered to the Optionee. All shares purchased upon the exercise of Options shall be fully paid and non-assessable. The Optionee shall not have the rights of a stockholder with respect to the shares covered by the Options until the date of issuance of a stock certificate to him for such shares. Except as expressly provided in Section 9, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

         8. No Obligation To Exercise Options. The grant and acceptance of the Options imposes no obligation on the Optionee to exercise the Options.

         9. Adjustments. Upon the occurrence of any of the following events, the Optionee's rights with respect to unexercised Options shall be adjusted as hereinafter provided:

                  A. Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares, or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                  B. Acquisition of the Company. If the Company is to be consolidated with or acquired by another entity, in a merger, sale of all or substantially all of the Company's assets or otherwise, in a transaction in which the Company is not the surviving parent entity (an "Acquisition"), the Board (or the board of directors of the entity assuming the obligations of the Company hereunder (the "Successor Board")) shall, with respect to outstanding Options, take one or more of the following actions: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares of Common stock then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) accelerate the date of exercise of such Options or of any installment of such Options; (iii) upon written notice to the Optionee, provide that all Options must be exercised, the extent then exercisable, within a specified number of days after the date of such notice, at the end of which period the Options shall terminate; or (iv) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof. For purposes of this Agreement, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date of determination and shall mean (a) the average (on that date) of the high and low sales prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange, or in the Nasdaq National Market, if the Common Stock is then quoted in such market; or (b) the average of the high and low bid prices (on that date) by an established quotation service (including for these purposes the Nasdaq Small-Cap Market) for over-the-counter securities, if the Common Stock is not traded or quoted on a national securities exchange or in the Nasdaq National Market. However, if the Common Stock is not publicly traded on the date of determination, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Board (or the Successor Board) after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and bid prices of the Common Stock in private transactions negotiated at arm's length.

                  C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than in a transaction described in subparagraph A or B above) pursuant to which securities of the Company or of another entity are issued with respect to the outstanding shares of Common Stock, the Optionee upon exercising the Options shall be entitled to receive for the purchase price paid upon such exercise the securities that he would have received if he had exercised the Options prior to such recapitalization or reorganization.

                  D. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Options shall terminate immediately prior to the consummation of such proposed action, or at such other time and subject to such other conditions as shall be determined by the Board.

                  E. Issuance of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares subject to the Options.

                  F. Fractional Shares. No fractional shares shall be issued upon exercise of the Options, and the Optionee shall receive from the Company cash in lieu of such fractional shares.

         10.      Termination or Acceleration of Options.

         Subject to the last sentence of Section 2 and the provisions of
         Section 9:

                  A. In the event that the Employment Period is terminated pursuant to Section 12(a), 12(b) or 12(d) of the Employment Agreement, the Options that have not become exercisable as of such termination shall terminate, and the Optionee shall not have any right to exercise any of such Options. In the event that the Employment Period is terminated pursuant to Section 12(a) or (b) of the Employment Agreement, the Options which have become exercisable as of such termination shall immediately terminate at the time of such termination, and there shall exist no further right to exercise any of such Options. In the event that the Employment Period is terminated pursuant to Section 12(d) of the Employment Agreement, or the Employment Period terminates because it is not extended pursuant to a notice given by the Optionee pursuant to Section 2 of the Employment Agreement, the Options which have become exercisable as of such termination shall be exercisable for a period of ninety (90) days after such termination. Upon the expiration of such 90-day period, the Options shall terminate, and there shall exist no further right to exercise any of such Options.

                  B. In the event that the Employment Period is terminated pursuant to Section 12(c) of the Employment Agreement, the Options that have not become exercisable as of such termination shall terminate, and the Optionee shall not have any right to exercise any of such Options. The Options which have become exercisable as of such termination shall be exercisable for a period of one (1) year after such termination. Upon the expiration of such one-year period, the Options shall terminate, and there shall exist no further right to exercise any of such Options.

                  C. In the event that the Employment Period is terminated pursuant to Section 12(e) of the Employment Agreement, all Options shall become immediately exercisable as of such termination and shall be exercisable for the full 10-year term of the Options.

                  D. In the event that the Employment Period terminates because it is not extended pursuant to a notice given by the Company pursuant to Section 2 of the Employment Agreement, the Options shall be exercisable for a period of one (1) year after such termination. Upon the expiration of such one-year period, the Options shall terminate, and there shall exist no further right to exercise any of such Options.

         11. Entire Agreement. This Agreement and the Employment Agreement represent the entire understanding and agreement between the parties with respect to the subject: matter hereof, and supersede all other negotiations, understandings and representations, if any, made by and between such parties.

         12. Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

         13. Assignments. Except as otherwise provided herein, no party shall assign his or its rights and/or obligations hereunder without the prior written consent of the other party to this Agreement.

         14. Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or riot, shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

         15. Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

         IF TO THE OPTIONEE:                        WITH COPY TO:
         Gary O. Marino                             Mason, Cildan, Yeager,
         3735 Devon Court South                      Gerson & White, P.A.
         Boca Raton, Florida 33496                  United National flank Tower
         1645 Palm Beach Lakes Boulevard            Suite 1200
         West Palm Beach, Florida 33401             Attention; Domenick R. Lioce, Esq.

         AND

         301 Yamato Road
         Suite 2222
         Boca Raton, Florida 33431

         IF TO THE COMPANY:                         WITH A COPY TO;
         RailAmerica, Inc.                          Gunster, Yoakley, Valdes-Fauli &
         301 Yamato Road                             Stewart, P.A.
         Suite 2222                                 Phillips Point, Suite 500 East
         Boca Raton, Florida 33431                  777 South Flagler Drive
         Attention: Chairman,                       West Palm Beach, Florida 33401
         Audit and Compensation Committee           Attention: Jeffrey A. Stoops, Esq.

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered on the date delivered if by personal delivery or on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         16. Headings. The headings contained in this Agreement are for convenience of reference only, and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

         17. Severability. If any part of this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

         18. Waivers. The failure or delay of any party at any time to require performance by the other party of any provision of this Agreement shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         19. Jurisdiction, and Venue. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (i) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the court of the United States, Southern District of Florida;
(ii) consents to the jurisdiction of each such court in any suit, action or proceeding; (iii) waives any objection which he or it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (iv) agrees that service of any court papers may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided, under applicable laws or court rules in such courts.

         20. Enforcement Costs. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the ultimately successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, costs and other expenses, even if not taxable as court costs (including, without limitation, all such Lees, costs and expenses incident to appeals), incurred in that action, arbitration or other proceeding, in, addition to any other relief to which such party may be entitled.

         21. Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or' hereafter existing at law or in equity, whether by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         22. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


/s/ Donald D. Redfearn               RAILAMERICA, INC.
----------------------------
Donald D. Redfearn
Secretary


/s/ Mary Shulman                     By:   /s/ Charles Swinburn
----------------------------             -------------------------------------
Witness                                  Charles Swinburn, Chairman Audit and
                                         Compensation Committee

/s/ Dorothy Singer
----------------------------
Witness                              /s/ Gary O. Marino
                                     -----------------------------------------
                                     Gary O. Marino

                               FIRST AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AGREEMENT to that certain Executive Employment Agreement (the "Agreement"), dated as of March 1, 1994, by and between RAILAMERICA, INC., a Delaware corporation (the "Company"), and GARY O. MARINO (the "Executive"), is dated as of November 4, 1996.

         WHEREAS, the parties hereto desire to amend the Agreement to add provisions relating to a loan and an additional bonus; and

         WHEREAS, the parties hereto desire that all of the other terms and conditions of the Agreement remain the same.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Section 7 is hereby amended by deleting the current Section 7 in its entirety and substituting the following therefor:

                  "7   Other Bonus or Incentive Payments.

                  (a) Effective as of November 4, 1996, the Company sold Twenty Thousand (20,000) shares of common stock of the Company to the Executive in exchange for a Promissory Note in the principal amount of Ninety-Five Thousand Dollars ($95,000) dated as of the date hereof (the "Note"). On May 22, 1997 and May 22, 1998, the Company shall pay bonuses (the "Loan Bonuses") to the Executive, if he is employed by the Company on that date, equal to the amount payable by the Executive to the Company on that date under the Note. In lieu of making actual payment of these Loan Bonuses to the Executive, the Company may apply the bonus amount, less any applicable withholding taxes, against the amount due under the Note.

                  (b) In the event that the Executive's employment with the Company terminates by reason of the Executive's death or disability as described under Section 12(c) hereof, is terminated by the Company without Cause under Section 12(e) hereof, is terminated under Section 11 hereof after a Change in Control for any reason other than by the Company for Cause under Sections 12(a) or 12(b) hereof, or terminates upon the expiration of the Employment Period if the Company has not offered the Executive to extend the term of the Agreement on substantially the same terms, then the Company shall pay to the Executive, within 45 days of such termination, a bonus (the "Final Loan Bonus") equal to the outstanding principal and accrued interest on the Note. In lieu of making actual payment of this Final Loan Bonus to the Executive, the Company may apply the amount for the Final Loan Bonus, less any applicable withholding taxes, to pay accrued interest and then prepay outstanding principal, under the Note.

                  (c) Executive shall, at all times during the Employment Period, be eligible to receive, in addition to the Base Salary, bonuses and other benefits provided for hereunder, additional bonuses, stock options or grants, stock appreciation rights or other incentive payments to be determined as to the amount and time of payment by the Disinterested Members upon consideration of the performance of the Consolidated Group and Executive's contribution to such performance."


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

         2. Subsection 12(e)(ii) is hereby amended by deleting the current subsection 12(e)(ii) in its entirety and substituting the following therefor:

                  "(ii) Subsequent to a Change in Control, if (A) the Employment Period is terminated by the Company other than pursuant to
                  Section 12(a), 12(b) or 12(c), or (B) there shall have occurred a material reduction in Executive's compensation or employment-related benefits, a change in Executive's status as Chief Executive Officer of the Company, working conditions or management responsibilities or a material change in the business objectives or investment policies of the Company, and Executive voluntary elects to immediately terminate the Employment Period by giving notice of termination within sixty
                  (60) days after any such occurrence, or the last in a series of such occurrences, then in either such case Executive shall be entitled to receive, in lieu of the Base Salary, bonuses and other payments and benefits under this Agreement, and subject to the provisions of subparagraph (y) below, a lump-sum payment in cash equal to one hundred fifty percent (150%) of Executive's "base period income" as determined under subparagraph (x) below, plus the Final Loan Bonus under
                  Section 7(b). Such amount shall be paid to Executive within fifteen (15) days after the date of termination of the Employment Period, and all options under Section 6 shall be immediately exercisable as of such termination."

         3. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be the same document.

         4. Except as specifically amended hereby, all of the other terms and conditions of the Agreement remain the same.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above set forth.

                                  THE COMPANY:


                                  RAILAMERICA, INC., a Delaware corporation


                                  By:     /s/ Donald Redfearn
                                     ------------------------------------------
                                  Name:   Donald Redfearn
                                       ----------------------------------------
                                  Title:  Executive Vice President
                                        ---------------------------------------

                                  EXECUTIVE:


                                  /s/ Gary O. Marino
                                  ---------------------------------------------
                                  GARY O. MARINO



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